UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2020

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WORTHINGTON INDUSTRIES INC

(Exact name of registrant as specified in its charter)

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Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02:

On June 25, 2020, Worthington Industries, Inc. (the "Registrant") issued a news release (the "Financial News Release") reporting results for the fourth quarter (three-month period) and the fiscal year ended May 31, 2020. A copy of the Financial News Release is included herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2020, the Registrant issued a news release (the "Leadership Succession News Release") in which the Board of Directors of the Registrant announced the implementation of a leadership succession plan. Effective September 1, 2020, B. Andrew ("Andy") Rose will become Chief Executive Officer and Principal Executive Officer of the Registrant as well as continue to serve as President of the Registrant. Mr. Rose will succeed the Registrant's long-time Chairman of the Board and Chief Executive Officer John P. McConnell as Chief Executive Officer, and Mr. McConnell will remain with the Registrant as Executive Chairman.

Mr. Rose, 50, has served as President of the Registrant since August 22, 2018. Mr. Rose served as Chief Financial Officer of the Registrant on an interim basis from August 22, 2018 to November 1, 2018. He served as Executive Vice President and Chief Financial Officer of the Registrant from July 2014 to August 2018 and as Vice President and Chief Financial Officer of the Registrant from December 2008 to July 2014.  Before joining the Registrant, from 2007 to 2008, Mr. Rose was a senior investment professional at MCG Capital Corporation, a publicly-traded company specializing in debt and equity investments in middle market companies; and from 2002 to 2007, he was a founding partner at Peachtree Equity Partners, L.P., a private equity firm backed by Goldman Sachs.  Mr. Rose has no family relationships with any of the current executive officers or directors of the Registrant.  Neither Mr. Rose nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Registrant or any of the Registrant's subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Mr. McConnell, 66, has served as the Registrant's CEO for the last 27 years. He began his career at the Registrant in 1975 as a general laborer, later working in sales, human resources and operations with increasing responsibility.

As Executive Chairman, Mr. McConnell will continue to work with Mr. Rose, the executive team and the board to develop Company strategy and help identify value-enhancing strategic initiatives including acquisitions, joint ventures and strategically important relationships.

In conjunction with Mr. Rose's appointment as CEO of the Registrant and Mr. McConnell's change to Executive Chairman, both effective September 1, 2020, the Compensation Committee of the Board of Directors of the Registrant (the "Compensation Committee") approved the following compensation arrangements for Mr. Rose and Mr. McConnell:

Base Salary and Annual Short-Term Cash Incentive Bonus Award:

Effective as of September 1, 2020, the annual base salary of Mr. Rose will increase to $650,000, and that of Mr. McConnell will decrease to $400,000. The annual short-term cash incentive bonus awards for the twelve-month period ending May 31, 2021 for Mr. Rose and Mr. McConnell are set forth below.

	Short-Term Cash Incentive Bonus Award
	for the Period ending May 31, 2021:

	Threshold	Target	Maximum
Mr. Rose	$450,000	$900,000	$1,800,000
Mr. McConnell	$200,000	$400,000	$800,000

These columns show the potential payouts which can be earned under the executives' short-term cash incentive bonus award based on achievement of specified levels of corporate performance for the twelve-month period ending May 31, 2021. The payouts which can be earned under the short-term cash incentive bonus award are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added ("EVA") and earnings per share ("EPS") for the applicable period with each performance measure carrying a 50% weighting. For all calculations, restructuring and impairment charges and non-recurring items are generally excluded, and EPS is adjusted to eliminate the impact of FIFO gains and losses. If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the short-term cash incentive bonus award associated with that performance measure is prorated. If the threshold level is not reached for a performance measure, no short-term cash incentive bonus payout will be paid as to that performance measure. Any payouts under the short-term cash incentive bonus award will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Registrant (followed by actual or constructive termination of the executive's employment with the Registrant during the performance period), the short-term cash incentive bonus award would be considered to be earned and payouts made at target levels.

Due to the uncertainties caused by the impacts of COVID-19 and the various actions taken in connection therewith, the performance targets for the 12-month period ending May 31, 2021 are being divided into two (2) six-month performance periods, with different targets for each of the six-month periods.

Time-Based Restricted Stock Award:

Effective June 25, 2020, the Compensation Committee approved time-based restricted stock awards (also referred to as "restricted shares") covering 24,000 common shares for Mr. Rose and 9,400 common shares for Mr. McConnell pursuant to the Registrant's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Long-Term Incentive Plan"). The restricted shares will be held in escrow by the Registrant and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Subject to the continued employment of the executive, the restrictions on the restricted shares will lapse and the restricted shares will become fully vested on the third anniversary of the June 25, 2020 grant date. Any unvested restricted shares will become fully vested if the executive dies or becomes disabled, as determined by the Compensation Committee. Upon a change in control (as defined in the 1997 Long-Term Incentive Plan), the restrictions on the restricted shares will lapse and the restricted shares will become fully vested if the executive's employment is terminated within two years after the change in control by the Registrant without cause or by the executive due to an adverse change in his employment terms. If the executive's employment with the Registrant terminates for any other reason, the restricted shares will be forfeited. During the time between the grant date and the vesting date of the restricted shares, the executive may exercise full voting rights in respect of the restricted shares and dividends will be accrued and paid in respect of the restricted shares on the vesting date, if the underlying restricted shares vest.

Stock Option Award:

Effective as of June 25, 2020, the Compensation Committee awarded non-qualified stock options covering 27,000 common shares for Mr. Rose and 11,200 common shares for Mr. McConnell (the "stock options"). These stock options will vest at a rate of 33% per year and fully vest on the third anniversary of the June 25, 2020 grant date. In the event the executive's employment with the Registrant terminates as a result of retirement, death or total disability, any of these stock options outstanding and exercisable on that termination date will remain exercisable by the executive, or, in the event of death, by the executive's beneficiary, until the earlier of either the stock options' ten-year expiration date, or 36 months after the last day of employment due to retirement, death or total disability. Should termination of the executive's employment with the Registrant occur for any reason other than retirement, death or total disability, any unexercised stock options will generally be forfeited. In the event of a change in control of the Registrant (as defined in the stock option plan or award agreement under which the stock options were awarded) occurs, followed by an actual or constructive termination of the executive's employment with the Registrant, any of the stock options then outstanding will become fully vested and exercisable. The Compensation Committee may allow the executive to elect, during the 60-day period following a change in control, to surrender the stock options or any portion thereof in exchange for a cash payment in respect of each common share covered by the stock options surrendered equal to the excess of the change in control price per share over the exercise price per share.

Long-Term Performance Awards:

Effective June 25, 2020, the Compensation Committee approved performance share awards and cash performance awards for Mr. Rose and Mr. McConnell under the Registrant's 1997 Long-Term Incentive Plan for the three-fiscal-year performance period from June 1, 2020 to May 31, 2023 in the following amounts:

Mr. Rose	Threshold	Target	Maximum

Performance Share Award	7,800 shares	15,600 shares	31,200 shares
Cash Performance Award	$500,000	$1,000,000	$2,000,000

Mr. McConnell	Threshold	Target	Maximum

Performance Share Award	3,150 shares	6,300 shares	12,600 shares
Cash Performance Award	$200,000	$400,000	$800,000

Payouts in respect of the long-term cash performance award and the long-term performance share award for the executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. Restructuring charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains or losses. If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the performance share award or the cash performance award associated with that performance measure is linearly prorated. If the threshold level is not reached for a performance measure, no portion of the cash performance award or the performance share award associated with that performance measure will be paid or distributed.

A copy of the Leadership Succession News Release is included herewith as Exhibit 99.2 and is incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01:

As disclosed above in Item 2.02 of this Current Report on Form 8-K, on June 25, 2020, the Registrant issued the Financial News Release. A copy of the Financial News Release is included herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 8.01. Other Events.

On June 25, 2020, the Registrant issued a news release (the "Dividend News Release") reporting that the Board of Directors of the Registrant had declared a quarterly dividend of $0.25 per share in respect of the Registrant's common shares. The dividend was declared on June 25, 2020 and is payable on September 25, 2020 to shareholders of record on September 11, 2020. A copy of the Dividend News Release is included herewith as Exhibit 99.3 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d)         Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on June 25, 2020 (Financial News Release)
99.2	News Release issued by Worthington Industries, Inc. on June 24, 2020 (Leadership Succession News Release)
99.3	News Release issued by Worthington Industries, Inc. on June 25, 2020 (Dividend News Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES INC

Date: June 25, 2020	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Senior Vice President-Administration, General Counsel & Secretary